EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. (formerly Computer Outsourcing Services, Inc. and Subsidiaries) and Registration Statements (Form S-3 No. 333-45663 and Form S-3 No. 33-94040) of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. included in the Annual
Report (Form 10-K) for the year ended December 31, 2001.


       /s/
ERNST & YOUNG, LLP

New York, New York
March 28, 2002